Exhibit 99.1

News Release

Sabre Holdings Reports Third Quarter, 2003 Financial Results

•                  3Q 2003 Diluted EPS (GAAP) of $0.18

•                  3Q 2003 Diluted EPS, excluding special items, of $0.24

•                  Travelocity Surpasses $1 Billion Mark in Gross Travel Sales

•                  Board Authorizes $100 million stock repurchase program

•                  Projects 2004 EPS (GAAP) greater than $1.00

•                  Projects 2004 EPS, excluding special items, greater than $1.20

Note:  Analyst conference call at 9:00 a.m. CDT today, at www.sabre-holdings.com/investor/ index.html.

SOUTHLAKE, Texas, Oct.  23, 2003 – Sabre Holdings Corporation (NYSE: TSG) today reported third quarter revenue of $527 million on a GAAP basis, and $519 million excluding a special item.  The company also reported third quarter diluted earnings per share of $0.18 on a GAAP basis, and $0.24 per share on an adjusted basis.

“This was a strategic quarter for Sabre Holdings.  Of particular note were the important steps taken to position our Sabre Travel Network company for continued leadership in a post-regulatory world, and the critical milestones achieved by our Travelocity company in accelerating the growth of our merchant offerings,” said William J. Hannigan, chairman and CEO, Sabre Holdings.

“Throughout the travel downturn, we have continued to invest in our businesses to best position our companies for the long haul.  At the same time, the strong free cash flow generating characteristics of our portfolio enables us to enhance shareholder returns through dividends and stock repurchases.”

Sabre Holdings today also announced that its Board of Directors approved a stock repurchase program, authorizing the company to buy back up to $100 million of the company’s common stock.

SABRE HOLDINGS 3Q 2003

FINANCIAL HIGHLIGHTS

Revenue: Third quarter revenue on a GAAP basis was $527 million, an increase of 1.8 percent from $517 million in the year-ago quarter.   Excluding a special item of $8 million, revenue was $519 million.

Operating income: Third quarter operating income on a GAAP basis was $44 million, a decrease of 49.9 percent from the same period last year.   Excluding special items, operating income was $59 million, compared to $104 million in the year-ago quarter.

Net earnings: On a GAAP basis, third quarter net earnings were $25 million, or $0.18 per share on a diluted basis, compared to $58 million, or $0.40 per share on a diluted basis, in the year-ago quarter.   Net earnings, excluding special items, were $34 million in the third quarter, compared to $67 million in the year-ago quarter.

Adjusted EBITDA:  For the third quarter, adjusted earnings before interest, taxes, depreciation, and amortization was $87 million.

Special items:  Special items in the third quarter included recognition of approximately $8 million in revenue from Hotels.com warrants.  Special items also included $23 million of stock compensation, amortization of intangible assets, a write-off of an intangible asset, and a reversal of a charge related to previous merger and acquisition activity.  The impact of these special items on minority interests was $1.0 million and $5.0 million on income taxes.   Further details can be found on the attached financial schedules.

ADDITIONAL FINANCIAL INFORMATION

Dividend:  The Sabre Holdings Board of Directors declared a quarterly cash dividend of $0.07 per share for the third quarter.  The dividend is payable on Nov. 14, 2003 to shareholders of record at the close of regular trading on Oct. 31, 2003.

Cash/Debt: The company balance sheet as of Sept. 30, 2003 reflected cash and marketable securities of slightly more than $1 billion. Total debt as of Sept. 30 was $598 million.  This includes the carrying value of the company’s public debt of $434 million and a $164 million capital lease obligation.

Capital Spending: Capital spending for the third quarter was $15 million, compared to $14 million in the third quarter of 2002.

Depreciation and Amortization: Depreciation and amortization expense, including intangible assets associated with acquisitions, was $43 million in the third quarter, an increase of 49.8 percent compared to the same period a year ago.  Depreciation and amortization expense, excluding intangible assets associated with acquisitions, was
$23 million.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY
Third quarter Travelocity gross travel sales surpassed the $1 billion mark for the first time in a quarter, coming in at $1.036 billion, an increase of 13 percent compared to $915 million in the year-ago quarter.  Third quarter revenue from Travelocity was $106 million on a GAAP basis.  Excluding a gain from Hotels.com warrants, Travelocity revenue was $98 million, a 17.7 percent increase compared to $83 million in the third quarter of 2002.

Transaction revenue for the quarter was $80 million, an increase of 34.1 percent, year-over-year.  Travelocity non-air transaction revenue, which includes hotel, car, cruise, vacation, last minute and Total Trip businesses, grew 62 percent year-over-year, and 33 percent sequentially.  Total hotel revenue grew 49 percent, year-over-year, driven by a 106 percent increase in hotel merchant revenue. The number of Travelocity’s Merchant Hotel bookings grew almost 100 percent sequentially and its mix of merchant hotel volume was 49 percent.

Operationalized hotels participating in the Travelocity merchant model program now exceed 8,700.  During the quarter, several major chains joined the program including Carlson Hotels Worldwide®, Homestead Studio Suites Hotels, Best Western International Inc., the world’s largest hotel chain®, and in an exclusive agreement, Mandalay Resort Group, featuring five Las Vegas properties.

Yesterday, in another move to broaden its merchant model hotel distribution capabilities, Travelocity announced it reached a definitive agreement to acquire the assets of World Choice Travel (WCT), the U.S.-based hotel room consolidation and distribution business of MyTravel Group PLC.  The $50 million cash transaction, anticipated to close in the fourth quarter, is expected to generate additional tax deductions that will effectively reduce Sabre Holdings cost of the acquisition by approximately $13 million, to approximately $37 million.

SABRE TRAVEL NETWORK

Third quarter revenue from the Sabre Travel Network business was $383 million, a decrease of 3.5 percent from $397 million in the year-ago quarter.  The decrease was primarily due to lower year-over-year booking volumes combined with lower rates for bookings through the DCA Three-Year option.  The decline was partially offset by the earlier than expected recovery in global bookings that began at the end of last quarter and continued in third quarter.

Global travel bookings were 95 million for the third quarter, compared with 98 million in the year-ago quarter, a decline of three percent.  This included a slight increase in international bookings, primarily due to a strong post-SARS recovery in the Asia Pacific region and numerous agency conversions to the Sabre GDS in Latin America.

Highlights for the business included four major carriers joining the Sabre DCA Three-Year Option, an industry-leading program that is redefining the GDS business.   More than 20 airlines have selected the option including American, Continental, Delta, Northwest, United and US Airways.

In addition, the Sabre Travel Network business yesterday announced Jurni Network, a new leisure travel consortium that enables travel agencies to sell more products from preferred travel suppliers by using sophisticated market intelligence.

GETTHERE

GetThere revenue for the third quarter was $14 million, an increase of 0.4 percent year-over-year, and about 14 percent sequentially.  Total transactions processed were 2.5 million, an increase of 26 percent, year-over-year.   GetThere corporate trip volume grew 33 percent, year-over-year.

During the third quarter, Sabre Holdings announced that it would enhance its ability to serve the corporate market by further aligning the technology and expertise of GetThere with its three other business units.   The GetThere integration, which remains on track, is scheduled for completion by end of the year.

GetThere highlights during the quarter included a multi-year contract win to support the U.S. Government’s initiative to streamline its travel reservations.  GetThere also continued upgrading customers to GetThere DirectCorporate Release 6, with 125 large companies now using the enhanced product.   In addition, GetThere added several new Fortune 500 companies to its roster, including Pfizer Inc.

SABRE AIRLINE SOLUTIONS

Third quarter revenue from Sabre Airline Solutions was $56 million, an increase of 10.7 percent, compared to $50 million in the year-ago quarter.  The revenue growth was primarily due to solid performance from the product and services group, including a major contract win with Mexicana Airlines for airline catering and cabin services optimization technology.

The hosting business also won a key contract renewal for the Sabre Passenger Reservations System from ATA Airlines.  The contract includes consulting services that exemplifies the continued willingness among customers to expand their relationship to include broader sets of Sabre Airline Solutions services.

Sabre Airline Solutions significantly enhanced its graphical user interface to make it even easier for airline customers to use its reservations and departure control system.  The group also completed work with Southwest Airlines for the implementation and roll out of the “Southwest Shortcut,” the industry’s first online tool that allows travelers to search for the lowest fare based on availability for a full month.

SABRE HOLDINGS OUTLOOK

4Q and Full Year 2003

For the fourth quarter, 2003, the company projects revenue to be in the range of  $463 million to $475 million, up 2 percent to 5 percent, year-over-year.  Diluted earnings per share on a GAAP basis is expected to be approximately ($0.15).

Excluding the impact of special items, the company projects fourth quarter diluted earnings per share to be approximately $0.00.  This projection includes a $20 million restructuring charge, pre-tax, that in the past would have been considered an adjusting special item.

Special items in the fourth quarter, net of tax and minority interest are projected to approximately $20 million.  This estimate includes stock compensation and amortization of intangible assets, and facility and real estate charges as a result of facility consolidation.

For full year 2003, the company expects the following:

•                  2003 revenue, on a GAAP basis, to be approximately flat year-over-year

•                  2003 revenue, excluding special items, in the range of down 3 percent to down 2 percent, year-over-year

•                  2003 earnings per share of approximately $0.52 on a GAAP basis

•                  2003 earnings per share, excluding special items, of $0.82, which includes a $20 million restructuring charge, pre tax, as referenced above

•                  2003 Adjusted EBITDA to be approximately $290 million
- GAAP net earnings of approximately $75 million

•                  2003 free cash flow to be approximately $175 million
- Cash flow from operations to be approximately $225 million

Full Year 2004

The following 2004 guidance does not include any financial impact from the announcement yesterday regarding Travelocity’s planned acquisition of the assets of WCT:

•                  2004 revenue growth of approximately 6 percent on a GAAP basis, and approximately 8 percent excluding special items, year-over year

•                  2004 earnings per share greater than $1.00, on a GAAP basis

•                  2004 earnings per share greater than $1.20, excluding special items

Business unit revenue growth projections for 2004 are listed below.  The revenue projections, year-over-year, do not include the impact from the final asset placement decisions for GetThere or the planned acquisition of WCT assets by Travelocity:

•                  Travelocity: revenue growth of greater than 22 percent on a GAAP basis, and revenue growth greater than 25 percent, excluding special items

•                  Sabre Travel Network:  slightly negative revenue growth on a GAAP basis, and flat revenue growth, excluding special items

•                  Sabre Airline Solutions:  revenue growth in the low teens

•                  GetThere: corporate and supplier revenue growth greater than 35 percent

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,500 employees in 45 countries. Full year 2002 revenues totaled $2.06 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this news release and the schedules hereto which are not purely historical facts, including statements about forecasted financial projections, the expected benefits to Travelocity or Sabre Holdings Corporation of the acquisitions referenced herein, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation; the integration of any acquired assets, such as acquired technology, into Sabre Holdings Corporation, and the Company’s revenues being highly dependent on the travel and transportation industries.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission

#              #              #

Media Relations Contact:  Michael Berman, Sabre Holdings, 682-605-2397

Investor Relations Contact:  Karen Fugate, Sabre Holdings, 682 605 2343

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statements of Income – Unadjusted

(Unaudited, in millions except per share amounts)

	Three months ended Sept. 30,			Nine months ended Sept. 30,
	2003	2002	Percent	2003	2002	Percent

Revenues
Sabre Travel Network	$382.6	$396.6	(3.5)%	$1,186.5	$1,250.7	(5.1)%
Travelocity	105.5	83.0	27.1%	276.7	233.0	18.8%
GetThere	14.0	14.0	0.4%	38.6	38.9	(0.7)%
Sabre Airline Solutions	55.8	50.4	10.7%	165.7	154.5	7.2%
Elimination of intersegment revenues	(31.2)	(26.6)	17.4%	(89.7)	(73.7)	21.8%
Total revenues	526.8	517.4	1.8%	1,577.8	1,603.5	(1.6)%

Operating expenses	482.9	429.9	12.3%	1,389.7	1,291.7	7.6%

Operating income	43.9	87.5	(49.9)%	188.2	311.8	(39.7)%

Other income (expense)

Interest income (expense) net	(2.6)	1.5	(272.6)%	(5.0)	4.8	(204.1)%
Other, net	(0.8)	1.9	(143.7)%	(30.4)	23.0	(232.1)%

Minority interest	(0.7)	(0.3)	103.5%	(1.3)	(0.4)	233.5%

Income before provision for income taxes	39.7	90.6	(56.2)%	151.5	339.2	(55.3)%

Provision for income taxes	14.2	32.7	(56.4)%	54.3	125.9	(56.9)%

Net earnings	$25.5	$57.9	(56.1)%	$97.1	$213.3	(54.5)%

Operating Margin	8.3%	16.9%		11.9%	19.4%

Earnings per share- basic	$0.18	$0.40		$0.68	$1.53

Earnings per share- diluted	$0.18	$0.40		$0.68	$1.50

Weighted average shares -basic	142.7	143.1		142.5	139.8
Weighted average shares -diluted	145.2	144.9		143.6	142.3

Sabre Holdings Corporation

Condensed Consolidated Statements of Income - Adjusted

(Unaudited, in millions except per share amounts)

	Three months ended Sept. 30,			Nine months ended Sept. 30,
	2003	2002	Percent	2003	2002	Percent

Revenues
Sabre Travel Network	$382.6	$396.6	(3.5)%	$1,150.0	$1,250.7	(8.1)%
Travelocity	97.7	83.0	17.7%	268.9	233.0	15.4%
GetThere	14.0	14.0	0.4%	38.6	38.9	(0.7)%
Sabre Airline Solutions	55.8	50.4	10.7%	165.7	154.5	7.2%
Elimination of intersegment revenues	(31.2)	(26.6)	17.4%	(89.7)	(73.7)	21.8%
Total revenues	519.0	517.4	0.3%	1,533.5	1,603.5	(4.4)%

Operating expenses	459.7	413.7	11.1%	1,337.4	1,225.7	9.1%

Operating income	59.2	103.7	(42.9)%	196.1	377.8	(48.1)%

Other income (expense)
Interest income (expense) net	(2.6)	1.5	(272.6)%	(5.0)	4.8	(204.1)%
Other, net	(1.1)	1.4	(178.4)%	(2.3)	(3.1)	(24.9)%

Minority interest	(1.5)	(1.1)	35.5%	(3.8)	(6.3)	(40.5)%

Income before provision for income taxes	53.9	105.5	(48.9)%	185.0	373.2	(50.4)%

Provision for income taxes	19.5	38.2	(48.9)%	66.7	139.2	(52.1)%

Net earnings	$34.4	$67.3	(48.9)%	$118.3	$234.1	(49.5)%

Operating margin - from continuing operations	11.4%	20.0%		12.8%	23.6%

Earnings per share- basic	$0.24	$0.47		$0.83	$1.67

Earnings per share- diluted	$0.24	$0.46		$0.82	$1.64

Weighted average shares -basic	142.7	143.1		142.5	139.8
Weighted average shares -diluted	145.2	144.9		143.6	142.3

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three and Nine Months ended Sept. 30, 2003 and 2002

(Unaudited, in millions, except percents)

	Three months ended Sept. 30,			Nine Months Ended Sept. 30,
	2003	2002	Change*	2003	2002	Change*

Unadjusted operating income	$43.9	$87.5	(49.9)%	$188.2	$311.8	(39.7)%
Adjustments for special items:
Travelocity intangible amortization and stock compensation	$4.7	$5.3	(10.7)%	$14.6	$27.6	(47.1)%
Recognition of deferred revenue on Hotels.com warrants	$(7.8)	$0.0	**	$(7.8)	$0.0	**
Write-off of intangible asset related to Hotels.com agreement	$8.8	$0.0	**	$8.8	$0.0	**
Gradient, DCS and Sabre Pacific intangibles amortization and deferred compensation	$3.1	$3.4	(9.5)%	$9.4	$13.3	(29.2)%
Restructuring charges	$0.0	$0.0	**	$(0.9)	$(3.5)	(73.6)%
Travelocity Tender Offer Expenses	$(0.5)	$0.0	**	$(0.5)	$7.1	(106.3)%
Get There intangibles amortization, stock comp, severance	$6.9	$7.5	(7.1)%	$20.8	$21.7	(3.8)%
Subscriber settlement agreement	$0.0	$0.0	**	$(36.5)	$0.0	**
Adjusted operating income	$59.2	$103.7	(42.9)%	$196.1	$377.9	(48.1)%

Unadjusted other income and minority interest	$(4.2)	$3.1	(235.8)%	$(36.7)	$27.4	(233.9)%
Adjustments for special items:
Eliminate realized (gain)/loss on disposal of Hotels.com warrants	$(0.3)	$(0.5)	(37.6)%	$0.1	$(0.7)	(108.7)%
Eliminate France Telecom Gains	$0.0	$0.0	**	$0.0	$(7.1)	(100.0)%
Loss on refinancing of headquarters facility	$0.0	$0.0	**	$27.9	$0.0	**
Impact of special items on minority interests	$(0.8)	$(0.8)	5.3%	$(2.5)	$(5.9)	(58.7)
Gain on sale of corporate office facility	$0.0	$0.0	**	$0.0	$(18.3)	(100.0)%

Adjusted income before provision for income taxes	$53.9	$105.5	(48.9)%	$185.0	$373.3	(50.4)%

Unadjusted provision for income taxes	$14.2	$32.7	(56.4)%	$54.3	$125.9	(56.9)%
Adjustments to taxes for special items	$5.3	$5.6	(5.4)%	$12.4	$13.3	(6.6)%
Adjusted provision for income taxes	$19.5	$38.2	(48.9)%	$66.7	$139.2	(52.1)%

Adjusted net earnings	$34.4	$67.3	(48.9)%	$118.3	$234.1	(49.5)%

*                 Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

**          Greater than 100 percent.

Sabre Holdings Corporation

Sabre Travel Network

Booking Summary - 3Q 2003

(millions)

	3Q03	3Q02	% Change	YTD03	YTD02	% Change

Total Bookings	95.4	98.2	(2.9)%	278.2	312.9	(11.1)%

Geographic
US	49.9	52.9	(5.7)%	150.3	172.1	(12.7)%
International	45.5	45.3	0.4%	127.9	140.7	(9.1)%
	95.4	98.2	(2.9)%	278.2	312.9	(11.1)%

Channel
Traditional Agency	82.9	85.1	(2.5)%	242.2	276.1	(12.3)%
Consumer on-line	9.3	10.8	(14.0)%	27.0	30.4	(11.3)%
Corporate on-line (GetThere)	3.2	2.4	34.6%	8.9	6.3	40.7%
	95.4	98.2	(2.9)%	278.2	312.9	(11.1)%

Air/Non-Air
Air	84.0	87.3	(3.8)%	245.7	279.9	(12.2)%
Non-Air	11.4	10.9	4.6%	32.5	32.9	(1.4)%
	95.4	98.2	(2.9)%	278.2	312.9	(11.1)%

Direct/Non-Direct
Direct	79.8	83.2	(4.1)%	239.3	268.6	(10.9)%
Non-Direct	15.6	15.0	4.0%	38.9	44.3	(12.2)%
	95.4	98.2	(2.9)%	278.2	312.9	(11.1)%

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions)

	3rd Quarter	4th Quarter	Full Year
Free Cash Flow Reconciliation*
	3Q 2003		FY 2003
Cash Provided (Used) by Operating Activities	$66.3		$227.0

Adjustments to reconcile Cash Flow from Operations to Free Cash Flow
Stock compensation	4.6		13.9
Deferred income taxes	5.9		0.6
Tax benefit from exercise of stock options	0.3		0.6
Minority interests	0.7		1.3
Add back synthetic lease refinancing	—		27.9
Add back non-cash portion of restructuring charges			10.0
Other	(1.1)		7.3
Working capital	(13.1)		(47.8)

Cash outflows and inflows included in free cash flow but not reflected in Net Cash provided by (Used In) Operating Activities
Capital Expenditures	14.6		68.3
Other, net	(0.8)		(30.3)

Reported Free Cash Flow	$55.2		$175.2

* Based on 3Q balance sheet and cash flows

Sabre Holdings Revenue Reconciliation			FY 2003 Guidance
	3Q 2003		Low	High	FY 2002
GAAP Revenue	$526.8		$2,035.9	$2,056.5	$2,056.5
Growth %			(1)%	0%
Less: subscriber settlement	—		(36.5)	(36.5)
Less: warrants	(7.8)		(7.8)	(7.8)	—

Adjusted Revenue	$519.0		$1,991.6	$2,012.2	$2,056.5
Growth %			(3)%	(2)%

Travelocity Revenue Reconciliation
	3Q 2003	3Q 2002
GAAP Revenue	105.5	83.0
Growth %	27.1%
Less: warrants	(7.8)	—

Adjusted Revenue	97.7	83.0
Growth %	17.7%

Sabre Holdings Operating Expenses Reconciliation
	3Q 2003	3Q 2002
GAAP Operating Expenses	$482.9	$429.9
Growth %	12.3%
Less: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	(14.4)	(16.2)
Less: Write-off of intangibles	(8.8)	—

Adjusted Operating Expenses	$459.7	$413.7
Growth %	11.1%

Operating Income Reconciliations

Sabre Holdings
	3Q 2003	3Q 2002
GAAP Operating Income	$43.9	$87.5

Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	14.4	16.2
Add: Write-off of intangibles	8.8	—
Less: warrants	(7.8)	—

Adjusted Operating Income	$59.2	$103.7

Sabre Travel Network
	3Q 2003
GAAP Operating Income	$62.9

Add: Goodwill and other intangibles amortization	3.11
Add: Stock compensation	0.02

Adjusted Operating Income	66.0

Travelocity
3Q 2003
GAAP Operating Income	$(11.7)

Add: Goodwill and other intangibles amortization	2.4
Add: Write-off of intangibles	8.8
Add: Stock compensation	2.4
Less: warrants	(7.8)

Adjusted Operating Income	(6.0)

Get There
3Q 2003
GAAP Operating Income	$(10.4)

Add:	Goodwill and other intangibles amortization	6.1
Add: Stock compensation	0.8

Adjusted Operating Income	(3.4)

Net Earnings Reconciliation
3Q 2003	4Q 2003	FY 2003
EPS	EPS	EPS
GAAP Net Earnings	$25.5	$0.18	$(21.5)	$(0.15)	$75.6	$0.52
Adjustments, net of taxes:
Add:	Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	9.4	9.3	38.1
Add: Write-off of intangibles	5.5	—	5.5
Add: facility, real estate, and other	—	12.4	11.8
Add: Other, net	(0.3)	—	17.3
Less: subscriber settlement	—	(22.5)
Less: warrants	(4.9)	—	(4.9)
Less: minority interests	(0.8)	(0.8)	(3.2)

Adjusted net earnings	$34.4	$0.24	$(0.6)	$0.00	$117.7	$0.82

Diluted share count	145.2	million	145.4	million	144.1	million

Adjusted EBITDA Reconciliation
3Q 2003	FY 2003

GAAP Net Earnings	$25.5	$75.6
Add: Taxes	14.2	39.7
Add: Depreciation & Amortization	43.4	137.5
Add: Interest Expense	6.8	24.1
Less: Interest Income	(4.2)	(16.7)
Add: Other, net	0.8	30.3

Adjusted EBITDA	$86.6	$290.6

2002

Net Earnings Reconciliation
3Q 2002
EPS
GAAP Net Earnings	$57.9	$0.40
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	10.7
Add: Other, net	(0.5)
Less: minority interests	(0.8)

Adjusted net earnings	$67.3	$0.46

Diluted share count	144.9	million

2004

Net Earnings Reconciliation
	FY 2004
		EPS
GAAP Net Earnings	$147.0	$1.01
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	30.6
Add: facility, real estate, and other	—
Add: Other, net	—
Less: subscriber settlement	—
Less: warrants	—
Less: minority interests	(3.1)

Adjusted net earnings	$174.5	$1.20

Diluted share count	146.0 million

Sabre Holdings Revenue Reconciliation

	FY 2004 Guidance
	Low	High
GAAP Revenue	$2,158.1	$2,179.9
Growth %	6.0%	6.0%
Add: special items	—	—

Adjusted Revenue	$2,158.1	$2,179.9
Growth %	8.4%	8.3%

TN Revenue Reconciliation
	FY 2004 Guidance		2Q FY 2003 Guidance
	Low	High	Low	High
GAAP Revenue	1468.5	1523.1	$1,505.0	$1,559.6
Growth %	(2.4)%	(2.3)%
Less: subscriber settlement	—	—	(36.5)	(36.5)

Adjusted Revenue	1,468.5	1,523.1	$1,468.5	$1,523.1
Growth %	0.0%	0.0%

Travelocity Revenue Reconciliation
	FY 2004 Guidance		FY 2003 Guidance
	Low	High	Low	High
GAAP Revenue	456.5	460.4	$373.1	$376.2
Growth %	22.4%	22.4%
Less: warrants	—	—	(7.8)	(7.8)

Adjusted Revenue	456.5	460.4	$365.2	$368.3
Growth %	25.0%	25.0%